EXHIBIT 99.1

Tenax Therapeutics Announces the Evaluation of Strategic Alternatives

MORRISVILLE, N.C., Sept. 15, 2022 (GLOBE NEWSWIRE) -- Tenax Therapeutics, Inc. (Nasdaq: TENX), a specialty pharmaceutical company focused on identifying, developing and commercializing products that address cardiovascular and pulmonary diseases with high unmet medical need, today announced that the Company is evaluating alternative strategic paths focused on maximizing shareholder value.  Roth Capital Partners will support Tenax Therapeutics as its financial advisor in this process.

Tenax Therapeutics is developing TNX-201 (modified release imatinib) for the treatment of pulmonary arterial hypertension (PAH) and TNX-103 (oral levosimendan) for the treatment of Pulmonary Hypertension with Heart Failure with Preserved Ejection Fraction (PH-HFpEF).  Both TNX-201 and TNX-103 are Phase 3-ready assets, each with the potential to meaningfully impact the quality and longevity of patient lives.  Tenax Therapeutics and its Board of Directors believe the current valuation of the Company does not accurately reflect the potential value of its clinical-stage pipeline.

The Company will therefore explore a diverse range of strategic options to help drive shareholder value including, among other things, a sale, merger, or other strategic transaction.  There can be no assurance, however, that this process will result in a transaction or other alternative.  There is no set timetable for the strategic review process and Tenax Therapeutics does not intend to provide updates unless or until the Board approves a specific action or otherwise determines that disclosure is appropriate or necessary.

“We believe imatinib and levosimendan can significantly improve the standard of care in their respective indications,” said Dr. Stuart Rich, Chief Medical Officer of Tenax Therapeutics.  “We have selected over 70 investigative sites, across 6 countries, based on their ability to enroll patients in the IMPROVE trial, their support for our improved formulation of imatinib, and their understanding of the requirements of our protocol design.  These sites are now prepared for initiation.”

Christopher T. Giordano, President and Chief Executive Officer of Tenax Therapeutics, said, “Today’s announcement reflects our confidence in identifying those groups who recognize the value of our two programs, and each drug’s advanced stage of development, supportive proof-of-concept clinical data, and significant commercial potential.  Through this strategic evaluation process, the Company intends to explore a range of opportunities.”

To optimize its financial resources through this strategic review process, the Company is shifting the anticipated launch of the imatinib Phase 3 trial in PAH, previously anticipated to begin in 2H 2022, into 2023.

About Tenax Therapeutics

Tenax Therapeutics, Inc. is a specialty pharmaceutical company focused on identifying, developing, and commercializing products that address cardiovascular and pulmonary diseases with high unmet medical need. The Company has world-class scientific advisory teams, including recognized global experts in pulmonary hypertension. The Company owns North American rights to develop and commercialize subcutaneous and oral formulations of levosimendan and has recently released detailed results from the Phase 2 HELP Study (and OLE) of levosimendan in Pulmonary Hypertension associated with Heart Failure with Preserved Ejection Fraction (PH-HFpEF) at the Heart Failure Society of America (HFSA) Virtual Annual Scientific Meeting, and in the Journal of the American College of Cardiology: Heart Failure. Tenax Therapeutics is also developing a unique oral formulation of imatinib designed to minimize the gastric irritation observed in a previous Phase 3 trial of the marketed version of the therapy while assuring that the dose achieved is at the level proven necessary for the drug to be effective. Tenax Therapeutics expects to conduct a single pivotal trial pursuant to the 505(b)(2) pathway for regulatory approval. For more information, visit www.tenaxthera.com .

About Imatinib (TNX-201)

Tenax Therapeutics is developing novel dosing and a unique formulation of imatinib mesylate, a kinase inhibitor that has received FDA’s orphan designation (March 2020) for the treatment of pulmonary arterial hypertension (PAH). The IMPRES trial, a previous Phase 3 trial, demonstrated that oral imatinib may produce a markedly greater, and much more durable, treatment effect on exercise tolerance, than any other available PAH treatment, alone or in combination, based on the results observed in those patients who were maintained on the full imatinib dose for the majority of the trial. Despite the availability of several classes of pulmonary vasodilators, no existing treatment has been shown to halt progression or induce regression of the disease. Imatinib acts on underlying cellular proliferative pathways associated with PAH and has the potential to be the first disease modifying therapy for PAH.

About Levosimendan (TNX-102 and TNX-103)

Levosimendan is a unique potassium ATP channel activator and calcium sensitizer that affects the heart and vascular system through multiple mechanisms of action. Initially discovered and developed by Orion Corporation in Finland, intravenous levosimendan is approved in over 60 countries outside the United States for use in hospitalized patients with acutely decompensated heart failure. Tenax Therapeutics has North American rights to develop and commercialize oral (TNX-103) and subcutaneous (TNX-102) formulations of levosimendan. Results of Tenax Therapeutics’ Phase 2 trial of levosimendan in patients with pulmonary hypertension (PH) and heart failure with preserved ejection fraction (HFpEF) demonstrated that IV levosimendan produces potent dilation of the central and pulmonary venous circulations which translates into an improvement in exercise capacity. Patients have now completed the open-label transition study from weekly IV to a more convenient daily, oral regimen, TNX-103. The discovery that venous dilation of the splanchnic circulation with levosimendan leads to increased exercise capacity in PH-HFpEF patients forms the basis for the Phase 3 investigation of Tenax Therapeutics’ potential groundbreaking therapy. To date, no other drug therapy has improved exercise tolerance in patients with PH associated with HFpEF, recently referred to as the greatest unmet need in cardiovascular disease.

Caution Regarding Forward-Looking Statements

Except for historical information, all of the statements, expectations and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: statements regarding our future performance, our evaluation of strategic alternatives, and the results of such evaluation; our ability to fund our operations for at least the next 12 months as a going concern; risks of our clinical trials, including, but not limited to, the timing, delays, costs, design, initiation, enrollment, and results of such trials; reliance on third parties, including Orion Corporation, our manufacturers and CROs; risks regarding the formulation, production, marketing and customer acceptance of our product candidates; intellectual property risks; our ability to maintain our culture and recruit, integrate and retain qualified personnel and advisors, including on our Board of Directors; volatility and uncertainty in the global economy and financial markets in light of the evolving COVID-19 pandemic; changes in legal, regulatory and legislative environments in the markets in which we operate and the impact of these changes on our ability to obtain regulatory approval for our products; and other risks and uncertainties set forth from time to time in our SEC filings. Tenax Therapeutics assumes no obligation and does not intend to update these forward-looking statements except as required by law.

Contacts

Investor Contact:

John Mullaly

Managing Director

LifeSci Advisors, LLC

C: 617-429-3548

jmullaly@lifesciadvisors.com